UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2022

authID Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40747	46-2069547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1325 S. Colorado Blvd., Building A, Suite 322, Denver, Colorado 80222

(Address of principal executive offices) (zip code)

516-274-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001 per share	AUID	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02 Results of Operations and Financial Condition.

On August 9, 2022, authID Inc. (the “Company”) issued a press release regarding its financial results for the quarter ended June 30, 2022. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The Company also published a presentation used in connection with a conference call hosted on August 9, 2022. The full text of the presentation published in connection with the announcement is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information contained in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.05 Costs Associated with Exit or Disposal Activities.

The Company filed a current report on Form 8-K on May 9, 2022 (the “Multipay 8-K”), outlining (amongst other things) the Company’s plans to exit the MultiPay S.A.S business in Colombia (“MultiPay”). As indicated in the Company’s quarterly report on Form 10-Q for the period ended June 30, 2022 filed August 9, 2022, the Company has started this process and intends to continue it in an orderly fashion, honoring its obligations to employees, customers and under applicable laws and regulations.  The Company plan to maintain its customer support and operations team in Bogota, which performs essential functions to support the global operations of the Company’s Verified family of products.

The Company will incur certain costs associated with its employees and other contractual obligations.  MultiPay will continue to service its customer base in the interim as it will look to minimize all such costs and in addition, to realize proceeds from the potential disposition or use of its assets.   As of June 30, 2022, MultiPay is working with a customer to implement a transition plan to provide an essential service for certain bill pay services, which is expected to result in the leasing and sale of certain of MultiPay’s proprietary software as well as the assumption by the customer of certain expenses.

The Company expects to incur the following major types of cost associated with the proposed exit of the MultiPay business, namely (a) approximately $195,000 for payment of one-time benefits to employees and consultants including statutory obligations and certain contingent retention bonuses; and (b) approximately $57,000 for accelerated depreciation of certain assets to reflect the estimated remaining useful life, for a total of approximately $252,000.  Only the one-time benefits payable to employees and consultants are expected to result in future cash expenditures. In the six months ended June 30, 2022, MultiPay recorded $68,000 of additional expense for employee obligations during the transitional period. The Company anticipates an additional revenue offset to these expenses as it proceeds with the use or licensing and sale of the assets.

This information amends the information previously provided in the MultiPay 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release dated August 9, 2022
99.2	Presentation dated August 9, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

authID Inc.

Date: August 9, 2022	By:	/s/ Hang Thi Bich Pham
	Name:	Hang Thi Bich Pham
	Title:	Chief Financial Officer